SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: October 18, 2000
(Date of earliest event reported)

Old Kent Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-14591 (Commission File Number)	38-1986608 (IRS Employer Identification No.)

111 Lyon Street, N.W. Grand Rapids, Michigan (Address of Principal Executive Offices)		49503 (Zip Code)

Registrant's telephone number, including area code: (616) 771-5000

Item 5    Other Events.

           Old Kent Financial Corporation presently intends to issue a news release reporting its earnings for the quarter ended September 30, 2000, and other business and financial information on October 18, 2000 prior to 9:00 a.m. Eastern time. This news release will be distributed to a variety of news publications, news services and wire services, and will also be available at the corporation's website at www.oldkent.com.

           Old Kent's management will host a conference call to discuss the operating results for the quarter ended September 30, 2000 at 11:00 a.m. (Eastern Daylight Time) on October 18, 2000. The conference may be accessed by dialing 800-553-2350 ("listen only" mode) just prior to the scheduled start time. A replay of the call will be available through October 25, 2000 by dialing 800-696-1588 (passcode: 817777). Participants located outside the United States may dial 303-267-1002 to access the call live and 303-804-1727 to replay the call. The call, in a "live or replay" mode, may also be accessed through Old Kent's website, www.oldkent.com.

Forward Looking Statement

           Old Kent' discussion during this conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, expressions such as "expects", "anticipates", "plans", "is likely", "will", "projects", "estimates", "believes", "should", "forecasts", "opinion", and "judgement". Forward-looking statements are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those expressed or implied by forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to, changes in interest rates and interest rate relationships, demand for products and services, competitive factors, the impact of technological changes, trends in customer behavior and credit worthiness, and the general economic climate. Old Kent undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this discussion.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October11, 2000	OLD KENT FINANCIAL CORPORATION (Registrant)

By: /s/ Albert T. Potas Albert T. Potas Its Senior Vice President